As filed with the Securities and Exchange Commission on June 3, 2008
Registration No. 001-34004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10
(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

SCRIPPS NETWORKS INTERACTIVE, INC.
(Exact Name of Registrant as Specified in its Charter)

OHIO (State or Other Jurisdiction of Incorporation or Organization)	61-1551890 (I.R.S. Employer Identification No.)

312 Walnut Street
Cincinnati, Ohio 45202
(513) 977-3000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Class A Common Shares, par value $.01 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

NONE

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-off (as described in the Information Statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-off will be consummated as contemplated by the Information Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item
No.	Item Caption	Location in Information Statement

1.	Business	“Summary;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Business”
1A.	Risk Factors	“Risk Factors”
2.	Financial Information	“Summary — Summary Historical and Pro Forma Combined Financial Data;” “Capitalization;” “Unaudited Pro Forma Condensed Combined Financial Data;” “Selected Combined Financial Data;” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Business — Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Management” and “Executive Compensation”
7.	Certain Relationships and Related Transactions	“Management” and “Our Relationship with E. W. Scripps Following the Spin-Off”
8.	Legal Proceedings	“Management’s Discussion and Analysis of Financial Condition and Results of Operations”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	“Summary;” “Risk Factors;” “The Separation;” “Dividend Policy;” “Capitalization;” “Security Ownership of Certain Beneficial Owners and Management;” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	“Description of Our Capital Stock”
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Our Relationship with E. W. Scripps Following the Spin-Off” and “Indemnification and Limitation of Liability of Directors and Officers”
13.	Financial Statements and Supplementary Data	“Summary — Summary Historical and Pro Forma Combined Financial Data;” “Unaudited Pro Forma Condensed Combined Financial Data;” “Selected Combined Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Combined Financial Statements” including the Combined Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

ITEM 15.	Financial Statements and Exhibits

(a) List of Financial Statements and Supplemental Schedule

The financial statement information required by this item is contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

The supplemental schedule is contained under the section “Index to Combined Financial Statements Schedules” beginning on page S-1 of the information statement. That section is incorporated herein by reference.

(b) Exhibits.  The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
3.1	Form of Amended and Restated Articles of Incorporation of Scripps Networks Interactive, Inc.*
3.2	Form of Amended and Restated Code of Regulations of Scripps Networks Interactive, Inc.*
4.1	Specimen Certificate of Class A Common Shares of Scripps Networks Interactive, Inc.*
10.1	Form of Transition Services Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
10.2	Form of Tax Allocation Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
10.3	Form of Employee Matters Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
10.4	2008 Long-Term Incentive Plan*
10.5	Form of Nonqualified Stock Option Agreement (Officers)*
10.6	Form of Performance-Based Restricted Share Award Agreement*
10.7	Form of Restricted Share Award Agreement*
10.8	Form of Nonqualified Stock Option Agreement (Directors)*
10.9	Executive Annual Incentive Plan
10.10	Executive Deferred Compensation Plan*
10.11	2008 Deferred Compensation and Stock Plan for Directors*
10.12	Executive Change in Control Plan*
10.13	Form of Employment Agreement for Kenneth W. Lowe**
10.14	Form of Employment Agreement for Joseph G. NeCastro**
10.15	Form of Employment Agreement for Anatolio B. Cruz III**
10.16	Form of Employment Agreement for Mark S. Hale**
10.17	Form of Employment Agreement for Lori A. Hickok**
10.18	Form of Employment Agreement for John F. Lansing**
10.19	Form of Employment Agreement for Jennifer L. Weber**
10.20	Supplemental Executive Retirement Plan*
10.21	Form of Employee Stock Purchase Plan
10.22	Scripps Family Agreement
14	Code of Ethics for CEO and Senior Financial Officers*
21.1	Subsidiaries of Scripps Networks, LLC*
99.1	Information Statement of Scripps Networks Interactive, Inc., subject to completion, dated June 3, 2008
99.2	Form of Tax Opinion from Baker & Hostetler LLP

*	Previously filed

**	To be filed by amendment

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 2 to the Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Kenneth W. Lowe
Kenneth W. Lowe
Chairman, President and Chief Executive Officer

Dated: June 3, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company.*
3.1	Form of Amended and Restated Articles of Incorporation of Scripps Networks Interactive, Inc.*
3.2	Form of Amended and Restated Code of Regulations of Scripps Networks Interactive, Inc.*
4.1	Specimen certificate of Class A Common Shares of Scripps Networks Interactive, Inc.*
10.1	Form of Transition Services Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
10.2	Form of Tax Allocation Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
10.3	Form of Employee Matters Agreement between Scripps Networks Interactive, Inc. and The E. W. Scripps Company*
10.4	2008 Long-Term Incentive Plan*
10.5	Form of Nonqualified Stock Option Agreement (Officers)*
10.6	Form of Performance-Based Restricted Share Award Agreement*
10.7	Form of Restricted Share Award Agreement*
10.8	Form of Nonqualified Stock Option Agreement (Directors)*
10.9	Executive Annual Incentive Plan
10.10	Executive Deferred Compensation Plan*
10.11	2008 Deferred Compensation and Stock Plan for Directors*
10.12	Executive Change in Control Plan*
10.13	Form of Employment Agreement for Kenneth W. Lowe**
10.14	Form of Employment Agreement for Joseph G. NeCastro**
10.15	Form of Employment Agreement for Anatolio B. Cruz III**
10.16	Form of Employment Agreement for Mark S. Hale**
10.17	Form of Employment Agreement for Lori A. Hickok**
10.18	Form of Employment Agreement for John F. Lansing**
10.19	Form of Employee Agreement for Jennifer L. Weber**
10.20	Supplemental Executive Retirement Plan*
10.21	Form of Employee Stock Purchase Plan
10.22	Scripps Family Agreement
14	Code of Ethics for CEO and Senior Financial Officers*
21.1	Subsidiaries of Scripps Networks, LLC*
99.1	Information Statement of Scripps Networks Interactive, Inc., subject to completion, dated June 3, 2008
99.2	Form of Tax Opinion from Baker & Hostetler LLP

*	Previously filed

**	To be filed by amendment